Exhibit 10.15

Execution Version

SUPPLEMENTAL LETTER

(1)	SINGAPORE SHIPPING CO. LTD.

AQUAMARINE CARRIER CO. LTD.

NAUTICAL DREAM SHIPPING CO. LTD.

AQUAPRIDE SHIPPING CO. LTD.

AQUAVICTORY SHIPPING CO. LTD.

AQUAKATANA SHIPPING CO. LTD.

AQUAHOPE CARRIER CO. LTD.

c/o C Transport Maritime S.A.M.

Gildo Pastor Center 7

rue du Gabian

MC 98000

Monte Carlo

Monaco

as Borrowers

(2)	GOODBULK LTD.

c/o C Transport Maritime S.A.M.

Gildo Pastor Center 7

rue du Gabian

MC 98000

Monte Carlo

Monaco

as Parent Guarantor

15th May 2018

Dear Sirs

Re: GoodBulk Ltd. US$60,000,000 facility

1	We refer to a facility agreement dated 8 March 2018 (as amended and supplemented by a supplemental letter dated 8 May 2017, a side letter dated 24 October 2017 and a supplemental letter dated 28 March 2018), (the “Facility Agreement”) and made between, amongst others, (i) Singapore Shipping Co. Ltd., Aquamarine Carrier Co. Ltd., Nautical Dream Shipping Co. Ltd., Aquapride Shipping Co. Ltd., Aquavictory Shipping Co. Ltd., Aquakatana Shipping Co. Ltd. and Aquahope Carrier Co. Ltd. as joint and several borrowers (together, the “Borrowers”), (ii) GoodBulk Ltd. as parent guarantor (the “Parent Guarantor”), (iii) the financial institutions listed in Part B of Schedule 1 thereto as lenders (the “Lenders”), (iv) the financial institutions listed in Part B of Schedule 1 thereto as hedge counterparties (the “Hedge Counterparties”), (v) ABN AMRO Bank N.V. as facility agent (the “Facility Agent”) and (vi) ABN AMRO Bank N.V. as security agent (the “Security Agent”) in relation to a term loan facility of up to US$60,000,000 made available to the Borrowers.

2	Words and expressions defined in the Facility Agreement shall have the same meaning when used in this letter.

3	The Borrowers have requested the consent of the Lenders to certain changes to the Facility Agreement as follows:

(a)	deletion of the mandatory prepayment event upon a Change of Control as documented in clause 7.2 (Change of control);

(b)	to introduce a mandatory prepayment event upon a change of the commercial or technical management of a Ship;

(c)	amendment to the dividend restrictions provisions as documented in clause 23.18 (Dividends); and

(d)	amendment to the minimum liquidity requirements in clause 22.1 (Financial covenants).

4	We, as Facility Agent for the Lenders, confirm that the Lenders agree to the matters requested in paragraph 3 and that with effect from the date of receipt by the Facility Agent of a duly executed original of this letter signed by the Borrowers and the Parent Guarantor, the Facility Agreement shall be amended as follows:

(a)	the definition of “Approved Commercial Manager” shall be amended to read as follows:

“Approved Commercial Manager” means, in relation to a Ship, C Transport Holding Ltd. of Clarendon House, 2 Church Street, Hamilton, Bermuda, or any other person approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders as the commercial manager of that Ship.”

(b)	the definition of “Approved Technical Manager” shall be amended to read as follows:

“Approved Technical Manager” means, in relation to a Ship, C Transport Maritime S.A.M. of 7 Rue du Gabian, 98000 Monaco or any other person approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders as the technical manager of that Ship.”

(c)	the definition of “Change of Control” shall be deleted entirely from clause 1.1 (Definitions);

(d)	sub-paragraph (a)(iii) of clause 4.2 (Further conditions precedent) shall be deleted entirely and the subsequent sub-paragraphs re-numbered accordingly;

(e)	clause 7.2 shall be deleted entirely and replaced with the following:

“7.2	Change of manager

If a Ship ceases to be technically managed by the Approved Technical Manager or commercially managed by the Approved Commercial Manager:

(a)	the Parent Guarantor shall promptly notify the Facility Agent upon becoming aware of that event; and

(b)	if the Majority Lenders so require, the Facility Agent shall, by not less than 15 days' notice to the Borrowers, cancel the Facility and declare the Loan, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facility will be cancelled and all such outstanding Loans and amounts will become immediately due and payable.”;

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(f)	paragraph (a) of clause 22.1 (Financial Covenants) shall be amended to read as follows:

“(a)	The Parent Guarantor shall at all times maintain on a consolidated basis a minimum Cash in an amount equal to the greater of (i) USD 15,000,000 and (ii) USD 500,000 per ship owned by a member of the Group.”;

(g)	clause 23.19 shall be amended to read as follows:

“23.19	Dividends

No Obligor shall make or pay any dividend or other distribution (in cash or in kind) in respect of its share capital following the occurrence of an Event of Default or where the making or payment or such dividend or distribution would result in an Event of Default.”

5	Save as amended by this letter and such other consequential changes as may be required in order to give effect to the changes in this letter, the Facility Agreement and the other Finance Documents shall remain in full force and effect.

6	This letter and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law. The provisions of clause 48 (Governing Law) of the Facility Agreement shall apply to this letter as if set out in full herein with references to this Agreement construed as references to this letter.

7	This letter may be executed in any number of counterparts and shall be a Finance Document.

8	Please confirm your agreement to this letter by signing below.

Yours faithfully

	/s/ J.A. Maarleveld	/s/ A.L. Lockhorst
For and on behalf of	J.A. Maarleveld	A.L. Lockhorst
ABN AMRO BANK N.V	Director
as Facility Agent for the Lenders

We hereby acknowledge receipt of the above letter and confirm our agreement to the terms hereof and confirm that the Finance Documents to which we are a party shall remain In full force and effect and shall continue to stand as security for our obligations under the Finance Documents.

/s/ L. PULCINI	/s/ L. PULCINI
For and on behalf of	For and on behalf of
SINGAPORE SHIPPING CO. LTD.	AQUAMARINE CARRIER CO. LTD.
as Borrower	as Borrower
15th May 2018	15th May 2018

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/s/ L. PULCINI	/s/ L. PULCINI
For and on behalf of	For and on behalf of
NAUTICAL DREAM SHIPPING CO. LTD.	AQUAPRIDE SHIPPING CO. LTD.
as Borrower	as Borrower
15th May 2018	15th May 2018

/s/ L. PULCINI	/s/ L. PULCINI
For and on behalf of	For and on behalf of
AQUAVICTORY SHIPPING CO. LTD.	AQUAKATANA SHIPPING CO. LTD.
as Borrower	as Borrower
15th May 2018	15th May 2018

/s/ L.PULCINI	/s/ J.M. RADZIWILL
For and on behalf of	For and on behalf of
AQUAHOPE CARRIER CO. LTD.	GOODBULK LTD.
as Borrower	as Parent Guarantor
15th May 2018	15th May 2018

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